Center Bancorp, Inc. Reports Second Quarter 2004 Earnings

UNION, NJ -- 07/29/2004 -- Center Bancorp, Inc. (NASDAQ: CNBC), parent company to Union Center National Bank of Union, New Jersey, today reported earnings results for the second quarter ended June 30, 2004.

Net income for the second quarter of 2004 amounted to $1,782,000 or $.20 per fully diluted common share, an increase of $275,000 or 18.25% over the $1,507,000 or $.17 per fully diluted common share earned for the comparable quarter of the previous year.

Net income for the six-months ended June 30, 2004 amounted to $3.506,000 or $.39 per fully diluted common share, an increase of $313,000 or 9.80% over the $3,193,000 or $.36 per fully diluted common share earned for the comparable six-month period ended June 30, 2003. All common stock per share amounts have been restated to reflect all previously declared and paid common stock splits and common stock dividends.

"Given the positive results which were achieved in the first quarter of 2004, we are encouraged to see the positive trend continue with the Corporation's results for the second quarter," indicated John J. Davis, President & CEO. "Growth trends for the Corporation continued in the second quarter of 2004 and our strong credit quality was maintained. We believe these positive performance trends, such as healthy interest income growth and an improving margin, which has been on the rise since the end of the third quarter of 2003, should have a continued visible impact on the bottom line, in 2004." Other areas cited which contributed to second quarter results included increased non interest income, exclusive of securities gains, and a lower effective tax rate. This was offset in part by increased operating expense and an increased provision to the allowance for loan and lease losses.

Total interest income on a fully taxable-equivalent basis for the second quarter of 2004 increased by $745,000 or 7.90% to $10.2 million, from the comparable 2003 period, while total interest expense increased by only $26,000 or .81%.

Mr. Davis, in referring to the Corporation's revenue growth, cited the continued fee income growth, and the Corporation's continuing efforts to increase the size of its loan portfolio relative to total earning-assets, despite the challenges presented by the economy.

Total average loan volumes for the second quarter of 2004 increased to $361.5 million, an increase of $112.2 million (up 44.99% from $249.3 million for the comparable prior year quarter). The Corporation continues to experience loan demand in certain portfolio sectors, primarily real estate related. Demand for 1-4 family residential mortgages remained high during the second quarter.

While asset quality continues to remain strong, during the second quarter of 2004 the Corporation made a provision of $205,000 to the allowance for loan and lease losses, to maintain adequate loan loss reserves in relationship with loan portfolio growth. At June 30, 2004, the total allowance for loan and lease losses amounted to $3.4 million or .94% of total loans. Total charge offs for the second quarter amounted to only $5,000.

Net interest margins for the second quarter were in line with expectations and ongoing efforts to improve the yield on earning-assets and to control the cost of funds. For the three months ended June 30, 2004 the net interest margin (net interest income as a percentage of earning assets), increased 17 basis points to 3.22% from 3.05% for the second quarter in 2003; and increased 2 and 8 basis points, respectively, on a comparison to the first quarter of 2004 and fourth quarter of 2003, respectively.

Management believes that the margin can be maintained at or near the second quarter 2004 level during the balance of 2004 and that continuing growth in the loan portfolio, can be expected during the last six months of 2004.

Other non-interest income, exclusive of gains on securities sold (which increased $25,000 during the quarter), increased $54,000 or 7.34% for the second quarter compared with the comparable quarter in 2003. The change from the comparable period in 2003 was driven primarily by an increase in core service charges, commissions and fees derived from the check safe program launched during the fourth quarter of 2003.

Total non interest expense in the second quarter of 2004 was $4.9 million, up 6.31% from the second quarter of 2003. Personnel-related expenses, the Corporation's largest operating expense component, decreased 1.31% from a year ago, as a result of staffing levels and moderating employee related expenses and in certain cases reductions, such as employee health insurance costs, offset by increased salary expense associated with merit and promotional increases. The increase of 29.27% in other expenses in 2004 compared to the comparable quarter in 2003 was attributable to increased computer, telephone, audit, legal, consulting and correspondent fees in 2004.

The decrease in the effective tax rate was substantially as a result of increased levels of tax free income as compared to the comparable period in 2003.

Total assets at June 30, 2004, reached $933.4 million, an increase of $50.3 million or 5.70% from assets of $883.0 million at June 30, 2003. Average deposits increased $20.95 million or 3.68% for the three months ended June 30, 2004 as compared to the comparable period in 2003. The growth in average deposits was reflected in core demand accounts, money market and time deposits.

The total Tier 1 capital leverage ratio was 7.36%, the Tier 1 Risk Based Capital ratio was 13.27% and the Total Risk Based Capital ratio was 13.94%. Total Tier 1 capital increased to approximately $67.7 million at June 30, 2004 from $66.3 million at December 31, 2003. The increase in Tier 1 capital reflects the total cumulative issuance of $15.0 million in Trust Preferred Securities as of June 30, 2004. Book value per common share was $5.68 as compared with $6.29 a year ago. Tangible book value per common share was at $5.45 as compared to $6.06 a year ago. The change in book value for the period resulted primarily from a $9.4 million decrease in "accumulated other comprehensive income" which primarily reflects the effects of SFAS No. 115, which amounted to a $8.3 million change in unrealized holding losses, after tax, on the Corporation's securities available- for- sale investment portfolio at June 30, 2004 as compared with June 30, 2003. Annualized return on average stockholders' equity for the three months ended June 30, 2004 was 13.25% compared to 11.39% for the comparable period in 2003.

Center Bancorp Inc., through its wholly owned subsidiary, Union Center National Bank, Union, New Jersey, operates thirteen banking locations. Banking centers are located in Union Township (6 locations), Berkeley Heights, Madison, Millburn/Vauxhall, Morristown (2 locations), Springfield, and Summit New Jersey. The Bank also operates remote ATM locations in the Union New Jersey Transit train station and in Union Hospital. Union Center National Bank is the largest commercial Bank headquartered in Union County; was chartered in 1923 and is a full-service banking company.

For further information regarding Center Bancorp Inc., call 1-(800)-862-3683. For information regarding Union Center National Bank visit our web site at http://www.centerbancorp.com.

All non-historical statements in this press release (including statements regarding future net interest margin and overall performance) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include expressions about management's views regarding future performance, including statements regarding earnings prospects. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to the deregulation of the financial services industry. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

CONSOLIDATED STATEMENTS OF CONDITION
                                        June 30,   December 31,   June 30,
(Dollars In Thousands)                    2004         2003         2003
                                      (unaudited)               (unaudited)
                                       ---------    ---------    ---------
ASSETS
Cash and due from banks                $  18,160    $  16,509    $  24,082
Investment securities held to
 maturity (approximate market
 value of $133,369 in 2004 and
 $159,989 in 2003)                       131,891      155,149      194,323
Investment securities
 available-for-sale                      376,490      364,085      361,628
                                       ---------    ---------    ---------
   Total investment securities           508,381      519,234      556,151
Loans, net of unearned income            365,964      349,525      268,260
Less--Allowance for loan losses            3,436        3,002        2,655
                                       ---------    ---------    ---------
   Net loans                             362,528      346,523      265,605
Premises and equipment, net               15,988       15,610       13,697
Accrued interest receivable                4,452        4,485        4,752
Bank owned separate account
 life insurance                           17,472       14,614       14,502
Other assets                               4,283        2,758        2,133
Goodwill                                   2,091        2,091        2,091
                                       ---------    ---------    ---------
   Total assets                        $ 933,355    $ 921,824    $ 883,013
                                       =========    =========    =========

LIABILITIES
 Deposits:
  Non-interest bearing                 $ 122,891    $ 120,526    $ 122,429
  Interest bearing:
   Certificates of deposit
    $100,000 and over                    121,054       58,245       55,486
   Savings and time deposits             389,371      454,150      403,036
                                       ---------    ---------    ---------
 Total deposits                          633,316      632,921      580,951
Federal funds purchased and
 securities sold under agreements
 to repurchase                           129,683       99,724      104,526
Federal Home Loan Bank advances          100,000      115,000      125,000
Subordinated debentures                   15,000       15,000       10,000
Accounts payable and accrued liabilities   4,219        4,999        6,544
                                       ---------    ---------    ---------
Total liabilities                        882,218      867,644      827,021
                                       ---------    ---------    ---------
Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred Stock, no par value,
 Authorized 5,000,000 shares;
 None Issued                                   0            0            0
Common stock, no par value:
 Authorized 20,000,000 shares;
 issued 10,020,249 and 10,003,580
 shares in 2004 and 2003, respectively    19,669       19,405       19,212
Additional paid in capital                 4,734        4,677        4,616
Retained earnings                         35,224       33,268       31,573
Treasury stock at cost (1,015,359
 and 1,059,138 shares in 2004 and
 2003, respectively)                      (3,808)      (3,978)      (4,110)
Restricted stock                               0          (14)         (14)
Accumulated other comprehensive
 income (loss)                            (4,682)         822        4,715
                                       ---------    ---------    ---------
 Total stockholders' equity               51,137       54,180       55,992
                                       ---------    ---------    ---------
 Total liabilities and
  stockholders' equity                 $ 933,355    $ 921,824    $ 883,013
                                       =========    =========    =========

CONSOLIDATED STATEMENTS OF INCOME

                               Three Months Ended      Six Months Ended
 (Unaudited)                        June 30,               June 30,
(In Thousands, Except Per       2004       2003        2004        2003
 Share Data)                ----------- ----------- ----------- -----------
Interest income:
Interest and fees on loans  $     4,490 $     3,522 $     8,866 $    7,108
Interest and dividends on
 investment securities:
Taxable interest income           4,120       4,753       8,100      10,123
Non-taxable interest income         853         680       1,733         987
Dividends                           269         121         603         296
                            ----------- ----------- ----------- -----------
Total interest income             9,732       9,076      19,302      18,514
                            ----------- ----------- ----------- -----------
Interest expense:
Interest on certificates
 of deposit $100,000
 and over                            92          86         193         238
Interest on other deposits        1,561       1,666       3,202       3,463
Interest on borrowings            1,580       1,455       3,025       2,741
                            ----------- ----------- ----------- -----------
Total interest expense            3,233       3,207       6,420       6,442
                            ----------- ----------- ----------- -----------
Net interest income               6,499       5,869      12,882      12,072
Provision for loan losses           205          79         410         159
Net interest income after
 provision for loan losses        6,294       5,790      12,472      11,913
                            ----------- ----------- ----------- -----------
Other income:
 Service charges,
  commissions and fees              477         421         958         838
 Other income                       109         136         211         247
 Annuity & Insurance                 12           0          20           0
 Bank Owned Life Insurance          192         179         358         359
 Gain on securities sold             31           6         157         237
                            ----------- ----------- ----------- -----------

Total other income                  821         742       1,704       1,681
                            ----------- ----------- ----------- -----------
Other expense:
Salaries and employee
 benefits                         2,641       2,676       5,278       5,327
Occupancy, net                      459         444       1,022         972
Premises and equipment              475         447         920         894
Stationery and printing             144         131         296         305
Marketing and advertising           147         112         296         289
Other                             1,038         803       2,083       1,559
                            ----------- ----------- ----------- -----------
Total other expense               4,904       4,613       9,895       9,346
                            ----------- ----------- ----------- -----------
Income before income
 tax expense                      2,211       1,919       4,281       4,248
Income tax expense                  429         412         775       1,055
                            ----------- ----------- ----------- -----------
Net income                  $     1,782 $     1,507 $     3,506 $     3,193
                            =========== =========== =========== ===========
Earnings per share: (Note 4)
Basic                       $      0.20 $      0.17 $      0.39 $      0.36
Diluted                     $      0.20 $      0.17 $      0.39 $      0.36
Weighted average common
 shares outstanding:
Basic                         8,974,248   8,889,050   8,962,305   8,875,852
Diluted                       9,030,668   8,981,803   9,030,365   8,969,039
                            =========== =========== =========== ===========

All share and per share amounts have been restated to reflect the 5% common stock dividend declared April 20, 2004, paid on June 1, 2004 to shareholders of record May 18, 2004.

       AVERAGE STATEMENTS OF CONDITION WITH INTEREST AND AVERAGE RATES

                                    Six Month Period Ended June 30,
                                     2004                    2003
                                   Interest Average        Interest Average
(tax-equivalent basis,      Average Income/  Yield/ Average Income/  Yield/
dollars in thousands)       Balance Expense   Rate  Balance Expense   Rate
                           ------------------------------------------------
Assets
Interest-earning assets:
 Investment securities:(1)
  Taxable                  $412,670 $ 8,703  4.22% $500,617 $10,419  4.16%
  Non-taxable                90,795   2,626  5.78%   48,778   1,495  6.13%
 Federal funds sold and
  securities purchased
  under agreement to
  resell                          0       0  0.00%        0       0  0.00%
 Loans, net of unearned
  income (2)                354,665   8,866  5.00%  242,445   7,108  5.86%
                           -----------------------------------------------
Total interest-earning
 assets                    $858,130  20,195  4.71% $791,840  19,022  4.80%
                           ===============================================
Non-interest earning
 assets
  Cash and due from banks    19,841                  21,907
  BOLI                       17,361                  14,301
  Other assets               25,617                  26,756
  Allowance for possible
   loan losses               (3,205)                 (2,571)
                           -----------------------------------------------
Total non-interest
 earning assets              59,614                  60,393
                           -----------------------------------------------
Total assets               $917,744                $852,233
                           ===============================================
Liabilities and
 stockholders' equity
Interest-bearing
 liabilities:
  Money market deposits    $101,407     498  0.98% $ 95,531     570  1.20%
  Savings deposits          143,840     692  0.96%  156,450   1,039  1.33%
  Time deposits             154,383   2,013  2.61%  143,884   1,867  2.60%
  Other interest -
   bearing deposits          74,032     192  0.52%   69,835     225  0.64%
  Short-term  Borrowings    242,323   2,683  2.21%  201,477   2,494  2.48%
  Subordinated Debentures    15,000     342  4.56%   10,000     247  4.94%
                           -----------------------------------------------
  Total interest-bearing
   liabilities              730,985   6,420  1.76%  676,997   6,442  1.90%
                           ===============================================
Non-interest-bearing
 liabilities:
  Demand deposits           125,268                 117,322
  Other non-interest-
   bearing deposits           1,220                     468
  Other liabilities           5,655                   5,251
                           -----------------------------------------------
  Total non-interest-
   bearing  liabilities     132,143                 123,041
                           -----------------------------------------------
  Stockholders' equity       54,616                  52,195
                           -----------------------------------------------
  Total liabilities and
   stockholders' equity    $917,744                $852,233
                           -----------------------------------------------
  Net interest income
   (tax-equivalent basis)           $13,775                 $12,580
                           -----------------------------------------------
  Net Interest Spread                        2.95%                   2.90%
                           -----------------------------------------------
  Net interest income as
   percent of
   earning-assets
    (net interest margin)                    3.21%                   3.18%
                           -----------------------------------------------
  Tax equivalent adjustment            (893)                   (508)
                           -----------------------------------------------
  Net interest income               $12,882                 $12,072
                           ===============================================

(1) Average balances for available-for-sale securities are based on amortized cost.
(2) Average balances for loans include loans on non-accrual status.
(3) The tax-equivalent adjustment was computed based on a statutory
    Federal income tax rate of 34 percent.

       AVERAGE STATEMENTS OF CONDITION WITH INTEREST AND AVERAGE RATES

                                   Three Month Period Ended June 30,
                                     2004                    2003
                                   Interest Average        Interest Average
(tax-equivalent basis,      Average Income/  Yield/ Average Income/  Yield/
dollars in thousands)       Balance Expense   Rate  Balance Expense   Rate
                           ------------------------------------------------
Assets
Interest-earning assets:
 Investment securities:(1)
  Taxable                  $409,893 $ 4,389  4.28% $495,838 $ 4,874  3.93%
  Non-taxable                89,277   1,292  5.79%   69,097   1,030  5.96%
 Federal funds sold and
  securities purchased
  under agreement
  to resell                       0       0  0.00%        0       0  0.00%
 Loans, net of
  unearned income(2)        361,523   4,490  4.97%  249,340   3,522  5.65%
                           -----------------------------------------------
Total interest-earning
 assets                     860,693  10,171  4.73% $814,275   9,426  4.63%
                           ===============================================
Non-interest earning assets
 Cash and due from banks     18,743                  20,930
 BOLI                        16,062                  14,395
 Other assets                29,562                  27,338
 Allowance for possible
  loan losses                (3,315)                 (2,609)
                           -----------------------------------------------
Total non-interest
 earning assets              61,052                  60,054
                           -----------------------------------------------
Total assets               $921,745                $874,329
                           ===============================================
Liabilities and
 stockholders' equity
Interest-bearing
 liabilities:
 Money market deposits     $ 95,255     235  0.99% $ 90,331     264  1.17%
 Savings deposits           141,138     339  0.96%  157,419     519  1.32%
 Time deposits              151,299     977  2.58%  133,797     872  2.61%
 Other interest -
  bearing deposits           75,424     102  0.54%   67,461      97  0.58%
 Short-term  Borrowings     255,941   1,411  2.21%  235,974   1,333  2.26%
 Subordinated Debentures     15,000     169  4.51%   10,000     122  4.88%
                           -----------------------------------------------
 Total interest-bearing
  liabilities               734,057   3,233  1.76%  694,982   3,207  1.85%
                           ===============================================
Non-interest-bearing
 liabilities:
 Demand deposits            127,222                 120,611
 Other non-interest-bearing
 deposits                       631                     453
 Other liabilities            6,047                   5,369
                           -----------------------------------------------
 Total non-interest-bearing
  liabilities               133,900                 126,433
                           -----------------------------------------------
 Stockholders' equity        53,788                  52,914
                           -----------------------------------------------
 Total liabilities and
  stockholders' equity     $921,745                $874,329
                           -----------------------------------------------
 Net interest income
 (tax-equivalent basis)    $  6,938                $  6,219
                           -----------------------------------------------
 Net Interest Spread           2.97%                   2.78%
                           -----------------------------------------------
 Net interest income
  as percent of
  earning-assets
  (net interest margin)        3.22%                   3.05%
                           -----------------------------------------------
 Tax equivalent adjustment     (439)                   (350)
                           -----------------------------------------------
 Net interest income       $  6,499                $  5,869
                           ===============================================

(1) Average balances for available-for-sale securities are based on amortized cost.
(2) Average balances for loans include loans on non-accrual status.
(3) The tax-equivalent adjustment was computed based on a statutory
    Federal income tax rate of 34 percent.

Contact:
Anthony C. Weagley
Vice President & Treasurer
1-(800)-862-3683